UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2010

ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:  (908) 541-8600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 19, 2010, Jeffrey Buchalter resigned as President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. (the "Company"), effective as of February 22, 2010.  On February 20, 2010, Mr. Buchalter resigned as a director of the Company, effective as of February 22, 2010.

(c)

In light of Mr. Buchalter's resignation as President and Chief Executive Officer, on February 20, 2010, the Company's board of directors (the "Board") established an executive committee (the "Executive Committee") of the Board, which is chaired by Alexander Denner, Ph.D., Chairman of the Board, and includes directors Richard Mulligan, Ph.D. and Rolf Classon.  The Executive Committee is serving as a search committee for a new Chief Executive Officer.

On February 22, 2010, the Executive Committee appointed Ralph del Campo as Chief Operating Officer of the Company and designated him as Principal Executive Officer.  Mr. del Campo previously had been serving as the Company's Executive Vice President, Technical Operations.

Also, on February 22, 2010, the Executive Committee appointed Dr. Ivan Horak as President of Research and Development.  Dr. Horak previously had been serving as Executive Vice President, Research and Development and Chief Scientific Officer.

Set forth below is certain information relating to Mr. del Campo and Dr. Horak.  Neither Mr. del Campo nor Dr. Horak have family relationships with any of the Company's executive officers or directors.

Ralph del Campo, age 58, served as the Company’s Executive Vice President, Technical Operations since April 2005.  Mr. del Campo has over 35 years of diverse industry experience, including serving as the Company’s Senior Vice President, Technical Operations from October 2002 to April 2005.  Prior to joining the Company, Mr. del Campo was the head of the North American operations of Elan Corporation, plc from May 2000 to September 2002.  Mr. del Campo also spent over 17 years in various senior operations management positions at Bristol-Myers Squibb.

Dr. Ivan Horak, age 59, served as the Company’s Executive Vice President, Research and Development and Chief Scientific Officer since September 2005.  Prior to joining the Company, Dr. Horak was employed by Immunomedics, Inc., a biopharmaceutical company, as Executive Vice President of Research and Development from May 2002 until July 2003, and as Chief Scientific Officer from July 2003 to August 2005.  Before joining Immunomedics, Dr. Horak was employed by Pharmacia as a Vice President for Clinical Oncology from November 1999 to

May 2002, where he helped direct the global development of oncology compounds, including Camptosar® for metastatic colorectal cancer.  From 1996 to 1999, Dr. Horak held a variety of clinical research positions at Janssen Research Foundation, a subsidiary of the Johnson & Johnson Company, including International Director for Clinical Research and Development, Oncology. Prior to joining Janssen, Dr. Horak spent nine years at the National Cancer Institute where he most recently served as a cancer expert for the Metabolism Branch.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Enzon Pharmaceuticals, Inc. press release, dated February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 2010

ENZON PHARMACEUTICALS, INC.
By:	/s/ Craig A. Tooman
Name:	Craig A. Tooman
Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Enzon Pharmaceuticals, Inc. press release, dated February 22, 2010.